CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A ("Registration Statement") of Investment Trust comprised of Scudder S&P 500 Index Fund, of our reports dated February 11, 2000, on the financial statements and financial highlights of Scudder S&P 500 Index Fund and Equity 500 Index Portfolio appearing in the December 31, 1999 Annual Report to the Shareholders of Scudder S&P 500 Index Fund, which is also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.





/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
April 10, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A (the "Registration Statement") of Investment Trust comprised of Scudder Dividend & Growth Fund and Scudder Growth and Income Fund, of our reports dated February 25, 2000 and February 11, 2000, respectively, on the financial statements and financial highlights appearing in the December 31, 1999 Annual Reports to the Shareholders of Scudder Dividend & Growth Fund and Scudder Growth and Income Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.





/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 10, 2000